AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDMENT, dated as of the ____th day of February, 2020, to the Custody Agreement, dated as of June 22, 2006, and amended and restated as of May 15, 2013, as amended, (the “Agreement”) is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”), on behalf of its separate series, the Otter Creek Funds, listed on Amended Exhibit W attached hereto (as amended from time to time), and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fee schedule on Exhibit W of the Agreement; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit W of the Agreement is hereby superseded and replaced with Amended
Exhibit W attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS U.S. BANK N.A.

By: ____________________________ By: ____________________________

Name: Elaine E. Richards Name: __________________________

Title: President Title: Senior Vice President

Amended Exhibit W
to the Professionally Managed Portfolios
Amended and Restated Custody Agreement

Name of Series Date Added
Otter Creek Long/Short Opportunity Fund on or after November 11, 2013

Domestic Custody Services Fee Schedule at March 2020

Annual Fee Based Upon Market Value Per Fund*
[ ] basis point on average daily market value
Minimum annual fee per fund - $[ ]
Plus portfolio transaction fees

Portfolio Transaction Fees
•$[ ]– Book entry DTC transaction/Federal Reserve transaction/principal paydown
•$[ ] – Repo agreement/reverse repurchase agreement/time deposit/CD or other non-
depository transaction
•$[ ] – Option/SWAPS/future contract written, exercised or expired
•$[ ] – Mutual fund trade/Fed wire/margin variation Fed wire
•$[ ] – Physical transaction
•$[ ]– Check disbursement (waived if U.S. Bancorp is Administrator)
•$[ ] – Segregated account per year

•A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
•Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus [ ]% unless a line of credit is in place.

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

Advisor’s Signature below acknowledges approval of the domestic and global custody fee schedules on this Amended Exhibit W.

OTTER CREEK ADVISORS, LLC

By:_______________________________

Name:____________________________

Title:_____________________________ Date:____________________________

Amended Exhibit W (continued) to the Professionally Managed Portfolios
Amended and Restated Custody Agreement

Global Sub Custodial Services Annual Fee Schedule at March 2020

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia	[ ]	$[ ]	Hungary	[ ]	$[ ]	Poland	[ ]	$[ ]
Argentina	[ ]	$[ ]	Iceland	[ ]	$[ ]	Portugal	[ ]	$[ ]
Austria	[ ]	$[ ]	India	[ ]	$[ ]	Qatar	[ ]	$[ ]
Bahrain	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Romania	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Ireland	[ ]	$[ ]	Russia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Botswana	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Brazil	[ ]	$[ ]	Jordan	[ ]	$[ ]	Slovenia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Africa	[ ]	$[ ]
Canada	[ ]	$[ ]	Kuwait	[ ]	$[ ]	South Korea	[ ]	$[ ]
Chile	[ ]	$[ ]	Latvia	[ ]	$[ ]	Spain	[ ]	$[ ]
China Connect	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Eswatini	[ ]	$[ ]
Colombia	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Sweden	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malta	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Croatia	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mexico	[ ]	$[ ]	Thailand	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Morocco	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Denmark	[ ]	$[ ]	Namibia	[ ]	$[ ]	Turkey	[ ]	$[ ]
Egypt	[ ]	$[ ]	Netherlands	[ ]	$[ ]	UAE	[ ]	$[ ]
Estonia	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Uganda	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	Nigeria	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Euroclear (Non-Eurobonds)	[ ]	$[ ]	Norway	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
Finland	[ ]	$[ ]	Oman	[ ]	$[ ]	Uruguay	[ ]	$[ ]
France	[ ]	$[ ]	Pakistan	[ ]	$[ ]	Vietnam	[ ]	$[ ]
Germany	[ ]	$[ ]	Panama	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	$[ ]
Ghana	[ ]	$[ ]	Peru	[ ]	$[ ]	Zambia	[ ]	$[ ]
Greece	[ ]	$[ ]	Philippines	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]
Hong Kong	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]		[ ]	$[ ]
* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.

Global Custody Base Fee

A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

•[ ]– [ ] foreign securities – $[ ]; [ ] – [ ] foreign securities – $[ ]; Over [ ] foreign securities – $[ ]
•Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
•For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•SWIFT reporting and message fees.